Securities Purchased Pursuant to Rule 10F3
High Yield Bond Fund January to March 2000
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
				Security Purchased		Comparison Security		Comparison Security
Issuer			Spectrasite Holdings, Inc.	Pinnacle Holdings			Crown Castle

Underwriters		MSDW, CIBC World Markets, 	Goldman Sachs, Bank of 		Goldman Sachs
				CSFB, DB Alex. Brown, Lehman 	America
				Brothers, BMO Nesbitt Burns,
				Scotia Capital

Years of continuous
operation, including
predecessors		> 3 years				> 3 years				> 3 years

Security 			SITE 12.875%, 3/15/00		BIGT 10%, 3/15/08			TWRS 9.5%, 8/1/11

Is the affiliate a
manager or co-manager
of offering?		co-manager				no					no

Name of underwriter or
dealer from which
purchased			MSDW					n/a					n/a

Firm commitment
underwriting?		yes					yes					yes

Trade date/Date of
Offering			3/10/2000				3/15/2000				8/3/1999

Total dollar amount of
offering sold to QIBs	$559,800,000 			$325,000,000 			$125,000,000

Total dollar amount of
any concurrent public
offering	 		$-   					$324,750,000 			$-

Total				$559,800,000 			$649,750,000 			$125,000,000

Public offering price	53.586 				61.47					not available --
														offering was a private
														placement

Price paid if other
than public offering
price	 			same 					n/a					n/a

Underwriting spread or
commission			not available -- offering 	not available -- offering 	not available --
				was a private placement		was a private placement		offering was a private
														placement

Rating			B3/B-					B3/B					B3/B

Current yield		24.03%				16.27%				n/a

Total par value
purchased			$3,000,000 				n/a					n/a

$ amount of purchase	$1,607,580 				n/a					n/a

% of offering purchased
by fund			0.005%				n/a					n/a

% of offering purchased
by associated funds	0.000%				n/a					n/a

Total				0.005%				n/a					n/a

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